OH&S DRAFT
                                                                       11/22/86

                                    BB&K IRA

               DISCLOSURE STATEMENT FOR CONTRIBUTIONS REPORTED ON
                      TAX RETURNS FOR 1987 AND LATER YEARS

          The following information concerning the Bailard, BB&K Fund Group Individual Retirement Custodial Account (the "BB&K IRA") is provided pursuant to the requirements of Section 408(i) of the Internal Revenue Code of 1986 and the regulations thereunder (the "Code").

          1.        How does an IRA work?

          An individual may make contributions to his or her IRA during his or her working career. The contributions may be tax deductible (see Q&A 3). Any income earned or gain realized on the contributions is not subject to income tax until withdrawn. When the individual retires, amounts are withdrawn from the IRA as retirement benefits. At that time, amounts withdrawn are fully taxable and includible in the gross income of the individual for the year in which the amounts withdrawn are received. However, if the individual has made nondeductible contributions to any IRA after 1986, a portion of any withdrawal may be excludible from gross income (see Q&A 6).

          2.        How much may be contributed to an IRA?

          An individual may contribute cash to an IRA each year up to an amount equal to the lesser of $2,000 or 100% of earned income or compensation, regardless of marital status and community property laws. The contribution must be made during, or on or before April 15 of the year following, the year for which it is made. However, contributions to an IRA are not allowed during or after the year in which the individual attains age 70-1/2.

                                 *  *  *  *  *

         NOTE: This disclosure statement describes the rules in effect for IRA contributions made for tax years beginning after December 31, 1986. Fully deductible contributions may be made for 1986 under the IRA rules in effect before 1987 if they are made (postmarked) on or before April 15, 1987.
                                   EXHIBIT 14

          3.        Can an IRA contribution still be deducted?

          Yes, but the 1986 tax law has reduced or eliminated the deduction for individuals who are covered by an employer sponsored retirement plan. For 1987 and later years, an individual is allowed a deduction for the full amount of his
 .or her IRA contribution only if:

          (a) the individual is not an "active participant," or (if he or she is married and files a joint return) neither the individual nor his or her spouse is an "active participant," in an employer-sponsored retirement plan (see Q&A 4); or

          (b) the individual's adjusted gross income ("AGI") is equal to or less than the amount shown below:

          Tax Filing Status                    AGI
          -----------------                    ---

          Single:                            $25,000
          Married, filing --
              Jointly:                       $40,000
              Separately:                         $0

If both spouses of a married couple filing a joint return have earned income or compensation for the year, then both may contribute to an IRA (see Q&A 17). However, both may deduct the full amount of their IRA contributions only if their combined AGI is equal to or less than $40,000.

          If an individual who is single or married and filing separately is an "active participant," or if either spouse of a married couple filing jointly is an "active participant,11 then NO deduction for an IRA contribution is available if the indivi7-dual's AGI, or the couple's AGI in the case of a married couple filing jointly, equals or exceeds the amount shown below:

              Tax Filing Status              AGI
              -----------------              ---

              Single:                       $35,000
              Married, filing --
                   Jointly:                 $50,000
                   Separately:              $10,000

An individual who is an "active participant," or either or both spouses of a married couple filing jointly where either spouse is an "active participant," and whose AGI falls between the amounts specified in the above tables is allowed only a partial deduction, as shown below in the following chart:

AGI, Single     AGI, Couple     Maximum   Deduction  Couple Filing   Separately
  Taxpayer     Filing Jointly   Regular    Spousal         AGI      Max. Deduct.
-----------    --------------   -------    -------   -------------  ------------

  $25,000         $40,000       $2,000     $2,000       $    0        $    0
   26,000          41,000        1,800      2,025        1,000         1,000
   27,000          42,000        1,600      1,800        2,000         1,600
   28,000          43,000        1,400      1,575        3,000         1,400
   29,000          44,000        1,200      1,350        4,000         1,200
   30,000          45,000        1,000      1,125        5,000         1,000
   31,000          46,000          800        900        6,000           800
   32,000          47,000          600        675        7,000           600
   33,000          48,000          400        550        8,000           400
   34,000          49,000          200        325        9,000           200
   35,000          50,000          200        200       10,000           200
   35,001          50,001            0          0       10,001             0

     */ Spousal IRAs are available only to married couples filing jointly. The BB&K IRA does not accept spousal IRA contributions (see Q&A 18).

For AGI amounts between those noted above, the allowable deduction is determined by interpolation and rounded down to the nearest $10. AGI for this purpose is determined after taking into account the passive loss limitations but without regard to any deductible IRA contributions for the year.

          4.   Who  is  an  "active   participant"   for  purposes  of  the  new
               limitations on the IRA deduction?

          The IRA deduction is reduced or eliminated (see Q&A 3) for an individual if, for any portion of the plan year ending with or within the tax year for which the IRA contribution is made, the individual is an "active participant" in (a) a tax-qualified pension, profit-sharing or stock bonus plan or an ESOP, (b) a government plan, (c) a tax sheltered annuity contract or custodial account under Section 403(b) of the Code (a "Section 403(b) Plan"), or
(d) a simplified employee pension ("SEP"). An individual's status as an flactive participant" does not depend on whether or not his or her rights under the plan are vested. Participation by an employee of a government or tax-exempt organization in an eligible unfunded deferred compensation plan under Section 457 of the Code does not make the employee an "active participant" under these rules.

          Special rules apply with respect to certain plans. An individual is an "active participant" in:

          (1) A defined benefit pension plan, if he or she is not excluded under the plan's eligibility rules (unless the plan has been "frozen" or terminated), but active participant status cannot be avoided by waiving the right to participate;

          (2) A defined contribution pension plan, if an employer contribution or forfeiture is required to be allocated to the individual's account for the plan year, even if he or she is not employed during the tax year for which the IRA contribution Is made;

          (3) A profit-sharing or stock bonus plan, an ESOP, a Section 403(b) Plan or a SEP, if an employer contribution or forfeiture is actually allocated to the individual's account during the tax year for which the IRA contribution is made; and

          (4) A cash or deferred ("Section 401(k)") plan, if the individual makes elective deferrals during the tax year for which the IRA contribution is made.

          5. Can an individual make an IRA contribution on a nondeductible basis?

          Yes. Generally, an individual whose IRA deduction is reduced or eliminated under the new limitations (see Q&As 3 and 4) can make the IRA contribution on a nondeductible basis. The amount that can be contributed on a nondeductible basis is the same as the amount the individual is precluded by the new rules from contributing on a deductible basis.

         For example, the new rules reduce from $2,000 to $1,200 the IRA deduction available to a married individual who files a joint return and has $44,000 in AGI (see Q&A 3). That individual could make an additional IRA contribution of $800 on a nondeductible basis.

         An individual must make an election on his or her Federal tax return in order to designate an IRA contribution as nondeductible. Otherwise deductible contributions may be designated as nondeductible in the same manner. (These elections can be made on an amended return as well.)

          6. How are IRA distributions taxed if an individual has made any nondeductible contributions to an IRA?

          If an individual has properly designated any of his or her IRA contributions as nondeductible when made (see Q&A 5), a portion,of any distribution the individual later receives from any IRA, including rollover IRAs (see Q&A 16), SEP-IRAs and IRAs maintained with other IRA sponsors, may be excludible from gross income. The excludible portion is determined by the ratio of (a) the individual's aggregate nondeductible contributions to all IRAs, to (b) the total value of all his or her IRAs.

          All IRA distributions are presumed to be fully taxable under the normal rules (see Q&A 14). The burden is on a taxpayer to maintain sufficient records to prove the amount of any nondeductible IRA contributions which the taxpayer asserts as justification for excluding any portion of an IRA distribution from taxation. The information required for this purpose includes the amount of any nondeductible contributions made, the amount of any IRA distributions received and the aggregate balance of all the individual's IRAs at the end of the year. Neither BB&K nor the custodian of the BB&K IRA, nor any other IRA sponsor or custodian, can maintain the records needed for this purpose.

          A penalty of $100 applies to any individual who overstates the amount of his or her nondeductible IRA contributions for any year, unless it is shown that the overstatement was due to reasonable cause. Finally, the Internal Revenue Service ("IRS") requires that all IRA distributions be treated as subject to Federal income tax withholding, although any distributee can elect not to have any tax withheld.

          7. What advantage is there in making IRA contributions on a nondeductible basis?

          As before, all amounts held in an IRA are exempt from Federal income tax as long as they remain in the IRA. The effect of this tax shelter for earnings generated within an IRA can be very significant over time. Thus, both deductible and nondeductible IRAs can outperform regular savings over the-long-term. Indeed, if the yield spread is great enough, nondeductible IRAs can even outperform municipal bonds over the long-term.

          The following table illustrates those points:

                      Comparing IRAs and Other Investments
                      ------------------------------------

          The table shows amounts accumulated (after taxes) if withdrawn in the years shown by a taxpayer in the 28% tax bracket depositing the same amount annually in each investment. A full $2,000 annual contribution is made each year only to a deductible IRA. Other deposits are shown in after-tax dollars ($2,000 x 28% = $560; $2,000 - $560 = $1,440).

                         [Table continued on next page]

                       [Table continued from prior page]

PART A:  IRA Used for Long-Term Retirement Purposes Only:
         ------------------------------------------------


                   Regular      100% Deduct-       NONdeduct-        Municipal
                   Savings      ible IRA           ible IRA          Bonds
                   (8% Yield)   (8% Yield)         (8% Yield)        (6% Yield)
                   ----------   ------------       ----------        ----------
Annual
Deposit:            $1,440        $ 2,000           $ 1,440           $  1,440


Withdrawal
in year:      5     $9,984        $10,564           $ 10,025          $ 10,044
             10     21,289         23,970             21,693            21,559
             15     36,247         43,667             37,891            36,968
             20     56,038         72,609             60,746            57,590
             30    116,875        177,618            140,384           122,114


PART B:  IRA Used Only as a Short-Term Savings Account:
         ---------------------------------------------

                    Regular     100% Deduct-       NONdeduct         Municipal
                    Savings     ible IRA */        ible IRA */       Bonds
                    (8% Yield)  (8% Yield)         (8% Yield-)       (6% Yield)
                    ----------  ------------       -----------       ----------

Annual
Deposit:            $1,440         $2,000             $1,440          $  1,440

Withdrawal
in year:       5    $9,984        $ 9,097            $ 9,833          $ 10,044
              10    21,289         20,640             20,880            21,559
              14    32,911         33,669             32,449            33,517
              19    51,625         56,745             51,800            52,971
              20    56,038         62,524             56,509            57,590
              30   116,875        152,949            127,086           122,114

     */ The IRA figures take into account the impact of the 10% early withdrawal penalty on premature distributions (see Q&A 12).

                                Source: Arthur Andersen & Co./The New York Times

Part A of the Table shows (using one set of assumptions) that both deductible and nondeductible IRAs can provide a greater return than other forms of investment, as long as no funds are withdrawn from the IRA before age 59-1/2 (so that the 10% premature withdrawal penalty is avoided). Part B of the Table shows (using one set of assumptions) that, even when the 10% premature withdrawal penalty is applied, both deductible and nondeductible IRAs can provide a greater return than other forms of investment, but only if the contributions are held in the IRA for a sufficient number of years.

          8.   May an individual revoke a BB&K IRA?

          Yes. An individual has seven days after executing .his or her IRA application to revoke the IRA and have all amounts paid with the IRA application returned. The request must be made in writing and must be delivered or mailed within seven days after the date the IRA is established to:

          AIM Financial Services, Inc. as Agent for
          U.S. Trust Company, Custodian
          P.O. Box 2798
          Boston, MA 02208-9990.

          9.   When may retirement benefits be withdrawn from an IRA?

          Withdrawals may begin without penalty at any time after age 59-1/2. Withdrawals must begin on or before the April 1 that next follows the year in which the individual attains age 70-1/2.

          10.  How may retirement benefits be withdrawn?

          Retirement benefits may be withdrawn either in a lump sum or in substantially equal monthly, quarterly or annual installments. If the installment method is selected, installment distributions may be spread over a time period which does not exceed one of the following:

          (a) The individual's lifetime; or

          (b) The combined lifetimes of the individual and his or her spouse; or

          (c) A specified period not extending beyond the individual's life expectancy or the combined life expectancy of the individual and his or her spouse.

If the installment method is used, the entire value of the IRA must be distributed within the time period selected.

          If distributions have begun and are being made over a specified period, but the individual dies before the full value of the IRA has been distributed, the distributions may simply be continued, or the remaining value of the IRA may be paid in a single lump sum. If distributions have not begun, the remaining value of the IRA must be distributed within five years after the individual's death, or the death of his or her surviving spouse.

          If distributions have begun to the beneficiary, but the beneficiary dies, the distributions may be continued over the specified period, or the remaining value of the IRA may be paid in a single lump sum. If both the individual and the beneficiary die before distributions have begun, the remaining value of the IRA must be distributed within five years after the surviving beneficiary's death, using one of the methods listed above.

          11. What if the full value of an IRA is not distributed in a lump sum or in installments in the minimum required amounts?

          If the actual distributions from an IRA are less than the minimum amounts (described in Q&A 10), a 50% excise tax is imposed on the amount by which the minimum required distribution exceeds the amount actually distributed for the year the individual reaches age 70-1/2 and for any year after that.

          12.  May benefits be withdrawn before age 59-1/2?

         In the event of death or disability, withdrawals may be made from an IRA without penalty before age 59-1/2. As with any withdrawal, however, the full amount withdrawn is includible in the gross income of the recipient for Federal income tax purposes, except to the extent that a portion of the withdrawal is attributable to prior nondeductible IRA contributions (see Q&A 6). Withdrawals made before age 59-1/2 (premature distributions), for any reason other than the death or disability of the individual, are not only includible for Federal income tax purposes in the gross income of the recipient for the year withdrawn (but see Q&A 6), but are also subject to a 10% penalty tax.

          13. May an individual borrow from his or her IRA or pledge it as collateral for a loan?

          No. Borrowing from an IRA is a prohibited transaction and causes disqualification of the entire IRA. The total value of the IRA is includible in gross income and subject to Federal income tax for the year in which the prohibited transaction occurs. In addition, if a loan is made prior to age 59-1/2, the amount borrowed is treated as a premature distribution. Moreover, if a portion of an IRA is pledged as collateral or security for a loan, the amount pledged is treated as a distribution and is taxed accordingly.

          14.  How are IRA distributions taxed?

          Unless rolled over to another IRA or eligible retirement plan within 60 days from receipt (see Q&A 16), all distributions from an IRA are fully taxable to the recipient at ordinary income rates in the year received, except to the .extent that a portion of the withdrawal is attributable to prior nondeductible IRA contributions (see Q&A 6). The special treatment for taxing lump sum distributions from certain qualified plans, including the special five-year averaging treatment available under Section 402(e) of the Code, does not apply to distributions from an IRA.

          15. What is an excess contribution, and how is it taxed?

          An excess contribution is the amount by which the total contribution (whether or not deductible) an individual makes to all IRAs for a year exceeds the lesser of $2,000 or 100% of earned income or compensation (see Q&A 2). "Rollover" contributions are an exception (see Q&A 16). The amount of any excess contribution, plus any earnings on such excess, must be withdrawn by an individual before the date a Federal income tax return is filed by the individual for the year for which the excess contribution was made. If an excess contribution remains in an IRA and is not timely withdrawn, a 6% nondeductible excise tax is imposed on the excess contribution for each and every year in which the excess remains in the IRA. Excess contribution penalties must be reported by the individual IRA beneficiary on IRS Form 5329. If the excess contribution is removed before the tax return i filed for the year for which the contribution was made, any earnings from the excess contribution must also be removed and included in the individual's gross income for that year. These earnings may be subject to the 10% early withdrawal tax penalty (see Q&A 12).

          16.  What are the IRA "rollover" rules?

          An individual may "roll over" (i.e., transfer) to an IRA, and thereby avoid any current Federal income tax liability on, (1) a distribution he or she receives from another IRA, or (2) a lump sum distribution (representing at least 50% of the individual's accrued benefit) he or she receives from a tax-qualified pension, profit-sharing or Keogh plan or a Section 403(b) Plan, provide that the transfer is made within 60 days after the date of receipt. The following special rules apply to "rollover" IRAs:

          (a) If property other than money is distributed, the same property or the proceeds received from the liquidation of the property must be transferred to the 11rollover" IRA. Certain limitations apply regarding the property that may be transferred into any BB&K IRA.

          (b) A tax-free "rollover" is allowed only once during any 12-month period. Tax-free transfers may be made directly between IRA custodians more frequently.

          (c) Any lump sum distribution transferred from a tax-qualified plan to a "rollover" IRA may not include nondeductible voluntary contributions made to the qualifiea plan.

          (d) The assets of a "rollover" IRA should ordinarily not be commingled with a contributory IRA. The assets of a "rollover" IRA established with money or property an individual received from a tax-qualified plan or a
     Section 403(b) Plan may subsequently be transferred, without any current tax liability, to another such plan for which the individual may become eligible. However, that type of "rollover" transfer cannot be made if any IRA contributions (whether or not deductible) were made to the "rollover" IRA directly by the IRA beneficiary.

The rules on IRA "rollovers" are complicated, and not all of those rules are described above. Therefore, it is suggested that you consult your tax adviser if you believe you may qualify for an IRA "rollover."

          17. Can a husband and wife each make IRA contributions?

          Yes. Anyone who has received earned income or compensation from employment (or self-employment) may contribute to an IRA. The limitation on the amount that may be contributed (see Q&A 2) is computed separately for each spouse. However, the maximum amount of the IRA deduction available to either spouse is affected by whether the couple files a joint return or separate returns and whether either spouse is an "active participant" in an employer-sponsored retirement plan and (if so) the total amount of couple's combined adjusted gross income ("AGI") (see Q&A 3 and 4).

          18. If one spouse contributes to an IRA and the other spouse doesn't work, can the working spouse contribute to a separate IRA on behalf of the nonworking spouse?

          Yes, but only if the couple files a joint return. The total amount that may be contributed to both IRAs is limited to the lesser of $2,250 or 100% of the working spouse's earned income or compensation. Even if both spouses are employed (or self-employed), contributions may be made under this rule for spousal IRAs, but the maximum IRA deduction shown on the couple's joint return must be limited to $2,250 in such a case. In addition, while equal amounts do not have to be contributed to each IRA, the total amount .contributed to either IRA cannot exceed $2,000. (The BB&K IRA does not accept contributions of less than $2,000.) Finally, if either spouse is an "active participant" in an employersponsored retirement plan, the maximum amount of the spousal IRA deduction is $2,250 if the couple's combined AGI is $40,000 (or less), between $2,250 and $200 if their combined AGI is between $40,000 and $50,000, and $0 if their combined AGI exceeds $50,000 (see Q&A 4).

          19. Has the IRS approved the BB&K IRA?

          Yes. The BB&K IRA Custodial Agreement Uses the form prescribed by the IRS. Thus, Articles I through VIII of the BB&K IRA Agreement are automatically approved by the IRS. The IRS approval, however, does not represent a determination as to the merits of the Agreement, or any investments made with assets of the BB&K IRA.

          20.  What are the costs associated with a BB&K IRA?

          A set-up fee of $________ is currently charged by U.S. Trust Company, as Custodian, when a BB&K IRA is established. An annual maintenance fee is due on the anniversary date of the IRA, and transaction and other fees may be imposed by a BB&K or others in connection with the processing of various transactions or the registration of investments transferred in kind. Refer to the BB&K IRA Fee Schedule for current charges and billing procedures.

          BB&K may waive any portion of its fees on a uniform basis for designated classes of depositors or allocate any portion to other persons providing services. Refer to the appropriate prospectus of any series of the BB&K Fund Group for the sales charges and expenses associated with each purchase of shares of that series.

          21. How are earnings on the BB&K IRA computed?

          Dividends or distributions, if any, from each series of the BB&K Fund Group are declared and paid according to the policy stated in the current prospectus for such series. There is no fixed distribution rate from any investment in shares of any series of the BB&K Fund Group, and there car be no assurance as to the payment of any dividend or distribution, or the appreciation of any such investment.

Furthermore, growth in the value of investments made by the BB&K IRA is neither guaranteed nor projected.

          22.  How can additional information on the BB&K IRA be obtained?

          Additional  information  may be  obtained  from the BB&K Fund Group at
(415) 571-5800. Additional general information concerning IRAs may be obtained from any district office of the IRS. For further information regarding charges, dividends, distributions, investment objectives, policies and restrictions applicable to each series of the BB&K Fund Group which may be applicable to BB&K IRAs, refer to the current prospectus of the appropriate series.

                                                                       OHS DRAFT
                                                                        11/22/86

                                    BB&K IRA

                            DISCLOSURE STATEMENT FOR
                 CONTRIBUTIONS REPORTED ON TAX RETURNS FOR 1986

          The following information concerning the BB&K Fund Group Individual Retirement Custodial Account (the 11BB&K IRA") is provided pursuant to the requirements of Section 408(i) of the Internal Revenue Code of 1986 and the regulations thereunder (the "Code").

          1.        How does an IRA work?

          An individual may make contributions to his or her IRA during his or her working career. The contributions are tax deductible. Any income earned or gain realized on the contributions is not subject to income tax until withdrawn. When the individual retires, amounts are withdrawn from the IRA as retirement benefits. At that time, amounts withdrawn are fully taxable and includible in the gross income of the individual for the year in which the amounts withdrawn are received.

          2.       How much may be contributed to an IRA and deducted?

          The cash contributed each year by an individual to an IRA is tax deductible (regardless of marital status and community property laws) from gross income up to an amount equal to the lesser of $2,000 or 100% of earned income or compensation if the contribution is made during, or on or before April 15 of the year following, the year for which it is made. Moreover, the deduction for an IRA is allowable whether or not an individual itemizes deductions. However, contributions to an IRA are not allowed during or after the tax year in which the individual attains age 70-1/2.

          3.        When do the new rules take effect?

          The Tax Reform Act of 1986 imposes new restrictions on IRA deductions. The new rules do not apply to IRA contributions which are made for 1986 and contributed on or before April 15, 1987. An IRA contribution postmarked after April 15, 1987, will be subject to new restrictions which are NOT described in this disclosure statement.

                                                                       OHS DRAFT
                                                                        11/22/86

          4.        May an individual revoke a BB&K IRA?

          Yes. An individual has seven days after executing his or her IRA application to revoke the IRA and have all amounts paid with the IRA application returned. The request must be made in writing and must be delivered or mailed within seven days after the date the IRA is established:

          AIM Financial Services, Inc. as Agent for
          U.S. Trust, Custodian
          P.O. Box 2798
          Boston, MA 02208-9990.

          5.        When may retirement benefits be withdrawn from an IRA?

          Withdrawals may begin without penalty at any time after age 59-1/2. Withdrawals must begin on or before the April 1 that next follows the year in which the individual attains age 70-1/2.

          6.        How may retirement benefits be withdrawn?

          Retirement benefits may be withdrawn either in a lump sum or in substantially equal monthly, quarterly or annual installments. If the installment method is selected, installment distributions may be spread over a time period which does not exceed one of the following:

          (a) The individual's lifetime; or

          (b) The combined lifetimes of the individual and his or her spouse; or

          (c) A specified period not extending beyond the individual's life expectancy or the combined life expectancy of the individual and his or her spouse.

If the installment method is used, the entire value of the IRA must be distributed within the time period selected.

          If distributions have begun and are being made over a specified period, but the individual dies before the full value of the IRA has been distributed, the distributions may simply be continued, or the remaining value of the IRA may be paid in a single lump sum. If distributions have not begun, the remaining value of the IRA must be distributed within five years after the individual's death, or the death of his or her surviving spouse.

                                                                       OHS DRAFT
                                                                        11/22/86

          If distributions have begun to the beneficiary, but the beneficiary dies, the distributions may be continued over the specified period, or the remaining value of the IRA may be paid in a single lump sum. If both the individual and the beneficiary die before distributions have begun, the remaining value of the IRA must be distributed within five years after .the surviving beneficiary's death using one of the methods listed above.

          7. What if the full value of an IRA is not distributed in a lump sum or in installments in the minimum required amounts?

          If actual distributions from an IRA are less than the minimum amounts (described in Q&A 6), a 50% excise tax is imposed on the amount by which the minimum required distribution exceeds the amount actually distributed for the year the individual reaches age 70-1/2 and for any year after that.

          8.   May benefits be withdrawn before age 59-1/2?

          In the event of death or disability, withdrawals may be made from an IRA without penalty before age 59-1/2. As with any withdrawal, however, the full amount withdrawn is includible in the gross income of the recipient for Federal income tax purposes. Withdrawals made before age 59-1/2 (premature distributions), for any reason other than the death or disability of the individual, are not only includible for Federal income tax purposes in the gross income of the recipient for the year withdrawn, but are also subject to a 10% penalty tax.

          9. May an individual borrow from his or her IRA or pledge it as collateral for a loan?

          No. Borrowing from an IRA is a prohibited transaction and causes disqualification of the entire IRA. The total value of the IRA is includible in gross income and subject to Federal income tax for the year in which the prohibited transaction occurs. In addition, if a loan is made prior to age 59-1/2, the amount borrowed is treated as a premature distribution. Moreover, if a portion of an IRA is pledged as collateral or security for a loan, the amount pledged is treated as a distribution and is taxed accordingly.

          10.  How are IRA distributions taxed?

          All distributions from an IRA are fully taxable to the recipient at ordinary income rates in the year received,

                                                                       OHS DRAFT
                                                                        11/22/86

unless rolled over to another IRA or eligible retirement plan within 60 days from receipt (see Q&A 12). The special treatment for taxing lump sum distributions from certain qualified plans, including the capital gains and special 10-year (or five-year) averaging treatments available under Section 402(a)(2) and (e) of the Code, do not apply to -distributions from an IRA.

          11.  What is an excess contribution, and how is it taxed?

          An excess contribution is the amount by which the total contribution an individual makes to an IRA for a year exceeds the lesser of $2,000 or 100% of earned income or compensation (see Q&A 3). "Rollover" contributions are an exception (see Q&A 12). The amount of any excess contribution, plus any earnings on such excess, must be withdrawn by an individual before the date a Federal income tax return is filed by the individual for the year for which the excess contribution was made. If an excess contribution remains in an IRA and is not timely withdrawn, a 6% nondeductible excise tax is imposed on the excess contributions for each and every year in which the excess remains in the IRA. Excess contribution penalties must be reported by the participant on IRS Form 5329. If the excess contribution is removed before the tax return is filed for the year for which the contribution was made, any earnings from the excess contribution must also be removed and included in the individual's gross income for that year. These earnings may be subject to the 10% early withdrawal tax penalty (see Q&A 8).

          12.  What are the IRA "rollover" rules?

          An individual may "roll over" (i.e., transfer) to an IRA, and thereby avoid any current Federal income tax liability on, (1) a distribution he or she receives from another IRA, or (2) a lump sum distribution (representing at least 50% of the individual's accrued benefit) he or she receives from a tax-qualified pension, profit-sharing or Keogh plan or a tax sheltered annuity contract or custodial account under Section 403(b) of the Code (a "Section 403(b) Plan"), provide that the transfer is made within 60 days after the date of receipt. The following special rules apply to 9.1rollover" IRAs:

          (a) If property other than money is distributed, the same property or the proceeds received from the liquidation of the property must be transferred to the 11rollover" IRA. Certain limitations apply regarding the property that may be transferred into any BB&K IRA.

                                                                       OHS DRAFT
                                                                        11/22/86

          (b) A tax-free "rollover" is allowed only once during any 12-month period (although tax-free transfers may be made directly between IRA custodians more frequently).

          (c) Any lump sum distribution transferred from a tax-qualified plan to a "rollover" IRA may not include nondeductible voluntary contributions made to the qualified plan.

          (d) The assets of a "rollover" IRA should ordinarily not be commingled with a contributory IRA. The assets of a "rollover" IRA established with money or property an individual received from a qualified plan or a Section 403(b) Plan may subsequently be transferred, without any current tax liability, to another such plan for which the individual may become eligible. However, that type of "rollover" transfer cannot be made if any IRA contributions were made to the "rollover" IRA.

The rules on IRA "rollovers" are complicated, and it is suggested that you consult your tax adviser if you believe you may qualify for an IRA "rollover."

          13.  Has the Internal Revenue Service approved the BB&K IRA?

          Yes. The BB&K IRA Custodial Agreement uses the form prescribed by the Internal Revenue Service ("IRS"). Thus, Articles I through VIII of the BB&K IRA Agreement are automatically approved by the IRS. The IRS approval, however, does not represent a determination as to the merits of the Agreement, or any investments made with assets of the BB&K IRA.

          14.  What are the costs associated with a BB&K IRA?

          A set-up fee of $________ is currently charged by U.S. Trust Company, as Custodian, when a BB&K IRA is established. An annual maintenance fee is due on the anniversary date of the IRA, and transaction and other fees may be imposed by a BB&K or others in connection with the processing of various transactions or the registration of investments transferred in kind. Refer to the BB&K IRA Fee Schedule for current charges and billing procedures.

          BB&K may waive any portion of its fees on a uniform basis for designated classes of depositors or allocate any portion to other persons providing services. Refer to the appropriate prospectus of any series of the BB&K Fund Group for the sales charges and expenses associated with each purchase of shares of that series.

                                                                       OHS DRAFT
                                                                        11/22/86

          15.  How are earnings on the BB&K IRA computed?

          Dividends or distributions, if any, from each series of the BB&K Fund Group are declared and paid according to the policy stated in the current prospectus for such series. There is no fixed distribution rate from any investment in .shares of any series of the BB&K Fund Group, and there can be no assurance as to the payment of any dividend or distribution, or the appreciation of any such investment. Furthermore, growth in the value of investments made by the BB&K IRA is neither guaranteed nor projected.

          16.  How can additional information on the BB&K IRA be obtained?

          Additional  information  may be  obtained  from the BB&K Fund Group at
(415) 571-5800. Additional general information concerning IRAs may be obtained from any district office of the IRS. For further information regarding charges, dividends, distributions, investment objectives, policies and restrictions applicable to each series of the BB&K Fund Group which may be applicable to BB&K IRAs, refer to the current prospectus of the appropriate series.

                              BB&K IRA APPLICATION
--------------------------------------------------------------------------------
                                BB&K FUND GROUP
--------------------------------------------------------------------------------

How to Establish a BB&K Individual Retirement Custodial Account
---------------------------------------------------------------

        Please read the attached Disclosure Statement and BB&K Individual Retirment Custodial Account (11BB&K IRA") Agreement and read the prospectus for the applicable series of the BB&K Fund Group. Then complete and sign this BB&K IRA Application. Mail this Application, your checks and any additional forms or documents required to:

        AIM FINANCIAL SERVICES, INC., as Agent
          for U.S. Trust Company, Custodian
        P.O. Box 2798, Boston, MA 02208-9990

        For assistance, call the BB&K Fund Group at (415) 571-5800.

--------------------------------------------------------------------------------

                         (Please type or print clearly)

1.    TYPE OF IRA. What type of IRA are you opening? (Select one)

      [ ] INDIVIDUAL ACCOUNT

      [ ] SPOUSAL ACCOUNT

      [ ] ROLLOVER ACCOUNT
            (See Special Notes)

      [ ] TRANSFER IRA
            (Complete the BB&K IRA Transfer Request)

      [ ] SIMPLIFIED EMPLOYEE PENSION (SEP)
            (Requires additional form - See Special Notes)

     Special Notes:

o If you are transferring from another IRA, you must complete the BB&K Transfer Request.

o If you are establishing a Rollover Account and you wish to preserve the option of rolling it over in the future to another qualified plan, but you also intend to make regular IRA contributions, you must establish two accounts by completing two BB&K IRA Applications.

o If you are establishing a SEP Account, please complete IRS Form 5305-SEP and submit a copy with your BB&K IRA Application.

--------------------------------------------------------------------------------

2. ACCOUNT REGISTRATION. Please tell us how you would like your name and address to appear on your BB&K IRA account. (Please complete all items)

Your Name                                    Phone No.

____________________________________         ___________________________________
Street Address

________________________________________________________________________________
City                                         State                      Zip Code

____________________________________         ___________________________________

Social Security Number                       Date of Birth

____________________________________         ___________________________________

--------------------------------------------------------------------------------
3.    INVESTMENT INSTRUCTIONS.

      Prospectuses are available from the BB&K Fund Group. Please read them carefully before you invest.

      Please indicate the dollar amount of your direct contribution and the amount of any cash rollover or transfer you are making to your IRA. The maximum annual contribution is $2,000 for a regular IRA and the lesser of $30,000 or 15% of earned income for a SEP Account.

          [ ] Contribution to Individual
                Retirement Account (IRA)               $____________________

          [ ] Contribution to Simplified
                Employee Pension Account (SEP)         $____________________

          [ ] Rollover (complete BB&K IRA Transfer
                Request, if all or a portion of
                the rollover is not cash)              $____________________

          [ ] Transfer (Complete BB&K IRA
                Transfer Request)                      $____________________

o    Total amount of checks enclosed. (Please
     make your check payable to AIM Financial
     Services, Inc. as Agent for U.S. Trust)           $____________________

o    Total amount of separate check enclosed
     for IRA Establishment Fee (see Section 6,
     SIGNATURE AND FEE SCHEDULE) (Please make
     your check payable to AIM Financial
     Services, Inc.)                                   $____________________

--------------------------------------------------------------------------------

4.    INVESTMENT INSTRUCTIONS:
      -----------------------

      A. Investment Selection: Please indicate the exact name, sponsor and dollar amount of the series of the BB&K Fund Group you wish to purchase. Refer to its Prospectus for minimum initial investment purchase requirements, any applicable suitability standards or other restrictions. Be sure to use the precise title of the investment. Unless otherwise indicated, funds accompanying this BB&K IRA Application will be used to purchase the investments in the order in which they are listed.

*/ If investment or distribution instructions cannot be carried out for any reason, (e.g., complete instructions or insufficient funds for minimum investment requirements), the funds will be deposited in a money market deposit account in a bank or savings and loan the deposits of which are federally insured.

      BB&B FUND GROUP SERIES                                       AMOUNT
      ----------------------                                       ------

      ___________________________________________________      $____________

      ___________________________________________________      $____________

      ___________________________________________________      $____________

      ___________________________________________________      $____________

                                                               $____________


                                        Total Amount of
                                        Investments            $____________

--------------------------------------------------------------------------------

5.    BENEFICIARY DESIGNATION.

Primary Beneficiary:                      Contingent Beneficiary:
--------------------                      -----------------------

I hereby designate the following named In the event the primary individual(s) to receive equally beneficiary(ies) does(do) not survive (unless otherwise specified) all me, all such amounts shall be paid amounts payable from my account by equally to the beneficiaries listed
reason of my death:                       below (unless otherwise  specified) or
                                          to  the  issue  of any  such  deceased
                                          beneficiary      by      right      of
                                          representation.

             [Beneficiary Designation continues on following page]

Primary Beneficiary(ies)                  Contingent Beneficiary(ies)
------------------------                  ---------------------------

Name                        Percentage    Name                        Percentage

______________________________________    ______________________________________

Address                                   Address

______________________________________    ______________________________________
Relationship                 Birthdate    Relationship                 Birthdate

______________________________________    ______________________________________

______________________________________    ___________________________, 19__
Spouse's signature */                     Date

*/ Spouse's signature required in community property state if you are designating someone other than your spouse as Primary Beneficiary.

      If there are additional beneficiaries, please attach a separate page with the required information, designating clearly whether they are primary or contingent.

--------------------------------------------------------------------------------

6.    SIGNATURE. (Please read carefully, sign and date)

      I hereby establish a BB&K Individual Retirement Custodial Account (IRA) and appoint U.S. Trust Company as Custodian. I have read the Disclosure Statement and the BB&K IRA Custodial Agreement. I understand that the Disclosure Statement and the Custodial Agreement are parts of this Application, and I agree to their terms.

      I understand that certain fees will be charged subject to the posted fee and collection schedule. If any fees owing are not paid directly by me when due, I understand that U.S. Trust Company may collect those fees by deducting them from my account in this order: (a) any uninvested cash; (b) money market deposit account; and (c) any series of the BB&K Fund Group. If these amounts are insufficient, the fee will be deducted when cash becomes available within my account from distributions or future contributions.

      I acknowledge that I have received and read the current prospectus for each investment option I have selected and I understand that U.S. Trust Company makes no representation as to the wisdom or suitability of any investment selected by me. I further confirm that I meet the investor suitability standards, if any, for each investment option I have selected and am aware that I may be subject to minimum purchase limitations on initial and subsequent purchase amounts and other restrictions specified in the prospectus for each. I direct that all contributions to my BB&K IRA be invested as specified by this Application and that interest, dividends and distributions be directed as specified herein.

      I understand that, if I am establishing a Rollover IRA, by signing below I certify that I irrevocably elect to treat this contribution as a rollover contribution. I also understand that any amounts I withdraw before I reach age 59-1/2 will be subject to income taxes and penalties, unless I have become disabled or transfer the funds to another IRA within 60 days of receipt.


__________________________________________    ____________________, 19__
Signature of Participant                      Date

--------------------------------------------------------------------------------

7.      ACCEPTANCE.

        We hereby accept the individual's appointment of U.S. Trust Company as Custodian under the BB&K IRA Custodial Agreement.

__________________________________________    ____________________, 19__
U.S. Trust            Authorized Signature    Date

--------------------------------------------------------------------------------

                               CUSTODIAN USE ONLY

                      [space for ADP, audit, etc. entries]

                      BB&K IRA SUBSEQUENT INVESTMENT FORM

--------------------------------------------------------------------------------

                                                    BB&K IRA No.________________

o If you have any questions about your account or need assistance in completing this form, please call:

          BB&K Fund Group at (415) 571-5800.

o Mail this Subsequent Investment Form, your check(s) and any additional forms or documents required to:

          AIM Financial Services, Inc. as Agent
            for U.S. Trust Company, Custodian
          P.O. Box 2798, Boston, MA 02208-9990

--------------------------------------------------------------------------------

1.      ACCOUNT INFORMATION
        -------------------
Name___________________________________ Social Security Number__________________
Street Address__________________________________________________________________
              __________________________________________________________________
City___________________________________ State_____________ Zip Code_____________

     [__]  Check if this is a new address.

--------------------------------------------------------------------------------

2.      CONTRIBUTION INFORMATION
        ------------------------

        Please indicate the dollar amount of your contribution and the amount of any cash rollover you are making to your BB&K IRA. The maximum annual contribution is $2,000 for a regular IRA and the lesser of $30,000 or 15% of earned income for a SEP Account.

        o       Contribution to Individual Retirement
                  Account (IRA)                                 $_____________

        o       Contribution to Simplified Employee
                  Pension Account (SEP)                         $_____________

        o       Rollover (complete BB&K IRA
                  Transfer Request, if all or a
                  portion of rollover is not cash)              $_____________

        o       Transfer (complete BB&K IRA
                  Transfer Request)                             $_____________

                    Total amount of checks enclosed             $_____________

Please make your check(s) payable to:                      DO NOT SEND CASH.
-------------------------------------                      -----------------

     AIM Financial Services, Inc., as Agent
     --------------------------------------
     for U.S. Trust Company, Custodian.
     ----------------------------------

3.      INVESTMENT INSTRUCTIONS
        -----------------------

        A. Please redeem shares from my mutual fund(s) in the amounts specified below:

                    BB&K FUND GROUP SERIES                         AMOUNT
                    ----------------------                         ------

        ______________________________________________        $______________
        ______________________________________________        $______________
        ______________________________________________        $______________
        ______________________________________________        $______________
        ______________________________________________        $______________

                                                     TOTAL:   $______________


        B. Please invest my contribution(s) and/or proceeds from the redemption listed above as specified below:

        Please indicate the exact name of the BB&K Fund Group series and dollar amount to be invested in the series you list. Refer to its prospectus for minimum initial purchase requirements, any applicable suitability standards or other restrictions. Be sure to use the precise title of the investment. FAILURE TO PROVIDE THESE WILL DELAY PROCESSING YOUR ORDER. Unless otherwise indicated, funds accompanying this Subsequent Investment Form will be used to purchase the investments in the order indicated.*/

                    BB&K FUND GROUP SERIES                         AMOUNT
                    ----------------------                         ------

        ______________________________________________        $______________
        ______________________________________________        $______________
        ______________________________________________        $______________
        ______________________________________________        $______________
        ______________________________________________        $______________

                                                     TOTAL:   $______________

        Series dividends and capital gain distributions will be reinvested in additional shares of the same series.

*/ If the above investment or distribution instructions cannot be carried out for any reason (e.g., incomplete instructions, insufficient funds for minimum investment requirements) the funds will be deposited in a money market deposit account in a bank or savings and loan the deposits of which are federally insured.

4.      SIGNATURE
        ---------

        I acknowledge that I have received and read the current Prospectus, if any, for each of the investment options I have selected and I understand that

U.S. Trust Company makes no representation as to the wisdom or suitability of any investment selected by me. I further confirm that I meet the investor suitability standards, if any, for each investment I have selected and am aware that I may be subject to minimum purchase limitations on initial and subsequent purchase amounts and other restrictions specified in the Prospectus for each. I understand that the terms and conditions of the Disclosure Statements and Custodial Agreement I received and read when establishing my acc * ount, as they may have been amended from time to time, apply to the transactions and instructions on this Subsequent Investment Form.


X_______________________________________     _________________, 19__
        Signature of Participant                    Date


--------------------------------------------------------------------------------

                               CUSTODIAN USE ONLY

                      [space for ADP, audit, etc. entries]

                           BB&K IRA TRANSFER REQUEST

--------------------------------------------------------------------------------

How to Transfer Assets from an existing Individual Retirement Account into a BB&K Fund Group Individual Retirement Custodial Account ("BB&K IRA")
---------------------------------------------------------------------------

Please complete the BB&K IRA Transfer If you have any questions about the Request and the BB&K IRA Application BB&K IRA Transfer Request or the BB&K or Subsequent Investment Form, as IRA Application, please call the BB&K
applicable.                               Fund Group at (415) 571-5800.

        Mail this Transfer Request, your check and the BB&K IRA Application or Subsequent Investment Form, plus any other f-orms or documents required to:

        AIM Financial Services, Inc.
          as Agent for U.S. Trust Company, Custodian
        P.O. Box 2798
        Boston, MA 02208-9990

--------------------------------------------------------------------------------

                         (Please type or print clearly)

1.    ACCOUNT INFORMATION.

Your Name                                 Phone No.

______________________________________    ______________________________________
Street Address

________________________________________________________________________________
City                                      State                         Zip Code

______________________________________    ______________________________________
Social Security Number                    Date of Birth

______________________________________    ______________________________________

________________________________________________________________________________

2.    CURRENT CUSTODIAN.

Name of Current Custodian

________________________________________________________________________________
Address

________________________________________________________________________________
City                                      State                         Zip Code

______________________________________    ______________________________________

3.      CURRENT ACCOUNT REGISTRATION.

Account Name                                           Account Number

___________________________________________________    _________________________

(Check one box only)

This is a [_] Transfer from another IRA directly to the BB&K IRA.

          [_] "Rollover" of a distribution received from another IRA or from a qualified pension, profit-sharing or Keogh plan to the BB&K IRA.

--------------------------------------------------------------------------------

4. TRANSFER INSTRUCTIONS. Please indicate which transfer options you wish to select:

        [_] Transfer the cash balance of $__________________ in my account to U.S. Trust Company, Custodian.

        [_] Liquidate and transfer the following to U.S. Trust Company,
            Custodian:

                                                  Liquidate              Date
               Name of Investment         Immediately  At Maturity   of Maturity
               ------------------         ------------------------   -----------

        ________________________________      [_]          [_]       ___________
        ________________________________      [_]          [_]       ___________
        ________________________________      [_]          [_]       ___________
        ________________________________      [_]          [_]       ___________

        [_] Transfer units/shares of the following IN KIND */ to U.S. Trust
            Company, Custodian:

                       BB&K FUND GROUP SERIES                      SHARES/$
        ____________________________________________________  __________________
        ____________________________________________________  __________________
        ____________________________________________________  __________________
        ____________________________________________________  __________________
        ____________________________________________________  __________________

        TOTAL: (specify estimated total dollar amount to be
          transferred, including assets to be liquidated)    $__________________


*/      Transfers IN KIND are subject to acceptance by the Custodian.

--------------------------------------------------------------------------------

5.      AUTHORIZATION FOR THE TRANSFER OF ASSETS.

        To Current Custodian:

        I authorize you to transfer [ ] all or [ ] part of my account according to the instructions shown above to the InTi7vidual Retirement Account I have established with U.S. Trust Company, Custodian. If this is a rollover from a qualified pension, profit-sharing or Keogh plan, I hereby appoint U.S. Trust Company, Custodian, as my agent to receive the distribution and to effect the rollover to the IRA identified. Please make all checks payable to:

        AIM Financial Services, Inc. as Agent for U.S. Trust Company, Custodian of BB&K IRA of:


        ___________________________________________________.
                      (Name of Participant)

X__________________________________________       ________________, 19__
         Signature of Participant                       Date

Signature guarantee (if required by current custodian)      Date

________________________________________________________    ____________________

________________________________________________________________________________

6.      LETTER OF ACCEPTANCE. (for U.S. Trust Company use only)

        To Current Custodian:

        The above-named individual has adopted an Individual Retirement Account (IRS Form 5305-A) for which U.S. Trust Company (EIN ___-_______________) acts as Custodian. We hereby accept the individual's appointment of U.S. Trust as Custodian under the BB&K Individual Retirement Account and Custodial Agreement.

Authorized Signature                                        Date

________________________________________________________    ____________________

        Please forward the check(s) and lot shares transferred in kind with the copy of this letter which is enclosed to:

        AIM Financial Services, Inc. as Agent for U.S. Trust Company, Custodian P.O. Box 2798, Boston, MA 02208-9990.

                             BB&K IRA FEE SCHEDULE

                       (Effective _______________, 1986)

SET-UP FEE                                                            $XX

ACCOUNT ANNUAL MAINTENANCE FEE                                        $XX

DISTRIBUTION FEES -- charged to the account, unless paid for separately by the participant

     Each non-systematic withdrawal                                   $XX
     Each premature distribution                                      $XX
     Each refund of an excess contribution                            $XX

RE-REGISTRATION OF INVESTMENTS

     Any additional expenses incurred by the Custodian to re-register investments will be charged to the account, unless paid for separately by the participant.

AVAILABLE INVESTMENTS UNDER THE BB&K IRA

     Any series of the BB&K Fund Group.

BILLING PROCEDURES

     The Account Annual Maintenance Fee and Distribution Fees are due 12 months from the date the account is opened and on each subsequent anniversary date. You will be billed for the fee(s) one month before the due date at the time incurred. If paid by separate check, the fees may be deductible for income tax purposes.

     Fee(s) not paid when due will be collected from your IRA, by deducting from your account in the following order:

          (a) any uninvested cash; (b) money market deposit account; and (c) any series of the BB&K Fund Group.

     If amounts are insufficient, the fee will be deducted when cash becomes available within the account from distributions or future contributions.

     Additional fees and charges may be associated with various investments. Read the prospectus for each series of the BB&K Fund Group before authorizing an investment.

GENERAL INFORMATION

     To request information or assistance call Bailard, Biehl & Kaiser at (415) 571-5800

                           BB&K CUSTODIAL ACCOUNT IRA
                           --------------------------

        (As required under Section 408(a) of the Internal Revenue Code, the text of Article I through VIII below and the Section entitled "Instructions" represent a duplicate of Form 5305-A (November 1983), Department of Treasury, Internal Revenue Service.)

        DO NOT file this form with the Internal Revenue Service.
        --------------------------------------------------------

                  THIS AGREEMENT, entered into on the date stated in the IRA Application attached hereto and incorporated herein by this reference (the "Application"), by and between the individual depositor identified in the Application (the "Depositor"), whose date of birth, Social Security number, and present residence address are stated in the Application, and U.S. Trust Company of New York (the "Custodian"), having its principal place of business at 45 Wall Street, New York, NY 10005.

                  WHEREAS, the Depositor desires to provide for his or her retirement and for the support of his or her beneficiaries upon his or her death;

                  WHEREAS, to accomplish this purpose, the Depositor desires to establish an Individual Retirement Account, as described in Section 408(a) of the Internal Revenue Code of 1986 or any successor statute (the "Code"); and

                  WHEREAS, a Disclosure Statement has been furnished to the Depositor as required under the Income Tax Regulations under Section 408(i) of the Code.

                  NOW, THEREFORE, the Depositor has deposited with the Custodian the sum of money stated in the Application, in cash, and the Depositor and the Custodian hereby agree, as follows:

                                   ARTICLE I
                                   ---------

                  The Custodian may accept  additional  contributions,  in cash, from or on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in Section 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code or an employer contribution  to a  simplified  employee  pension  plan as  described in Section
408(k).

                                   ARTICLE II
                                   ----------

                  The Depositor's interest in the balance in the custodial account created by this Agreement (the "Custodial Account") is nonforfeitable.

                                  ARTICLE III
                                  -----------

                  1. No part of the assets of the Custodial Account shall be invested in life insurance contracts, nor shall the assets of the Custodial Account be commingled with other property except in a common trust fund or common investment fund (within the meaning of Section 408(a)(5) of the Code).

                  2. No part of the assets of the Custodial Account shall be invested in collectibles (within the meaning of Section 408(m) of the Code).

                                   ARTICLE IV
                                   ----------

                  1. The Depositor's entire interest in the Custodial Account shall be, or begin to be, distributed before the end of the tax year in which the Depositor reaches age 70-1/2. By the end of that tax year, the Depositor may elect, in a manner acceptable to the Custodian to have the balance in the Custodial Account distributed in:

                  (a) a single-sum payment.

                  (b) an annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor. The payments must begin by the end of that tax year.

                  (c) an annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor's life of the Depositor and his or her spouse. The payments must begin by the end of the tax year.

                  (d) equal or substantially equal monthly, quarterly, or annual payments over a specified period that may not be longer than the Depositor's life expectancy.

                  (e) equal or substantially equal monthly, quarterly, or annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her spouse.

                  Even if distributions have begun to be made under Section (d) or (e), the Depositor may receive a distribution of the balance in the Custodial Account at any time by giving written notice to the Custodian. If the Depositor does not choose any of the methods of distribution described above by the end of the tax year in which he or she reaches age 70-1/2, .distribution to the Depositor shall be made before the end of that tax year by a single-sum payment. If the Depositor elects as a means of distribution (b) or (c) above, the annuity contract must satisfy the requirements of Section 408(b)(1), (3) and (4) of the Code. If the Depositor elects as a means of distribution (d) or (e) above, the payments that shall be made in tax years of the Depositor, beginning with the tax year in which the Depositor reaches 70-1/2 shall be determined as follows:

                  (i) For the minimum annual payment, divide the Depositor's entire interest in the Custodial Account at the beginning of each tax year by the life expect ancy of the Depositor, the joint life and last survivor expectancy of the Depositor and his or her spouse, or the period specified in (d) or (e) above (whichever applies). Determine the life expectancy in either case on the date the Depositor reaches age 70-1/2 and subtract the number of whole years passed since the Depositor became 70-1/2.

                  (ii) For the minimum monthly payment, divide the ult in (i) above by 12.

                  (iii) For the minimum quarterly payment,  divide the result in
         (i) above by 4.

                  2. If the Depositor dies before his or her entire interest in the Custodial Account is distributed to him or her, or if distribution is being made, as provided in (e) above, to his or her surviving spouse and the surviving spouse dies before the entire interest is distributed, the entire remaining undistributed interest shall within 5 years after the Depositor's death or the death of the surviving spouse, be distributed to the beneficiary or beneficiaries of the Depositor or the Depositor's surviving spouse. However, the preceding distribution is not required if distributions over a specified term began before the death of the Depositor and the term is for a period permitted under (d) or (e) above and distributions continue over that period. If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash or rollover contributions may be accepted in the Custodian Account.

                                   ARTICLE V
                                   ---------

                  Unless the Depositor dies, is disabled (as defined in Section 72(m) of the Code), or reaches age 59-1/2 before any amount is distributed from the Custodial Account, the Custodian must receive from the Depositor a statement
 .explaining how he or she intends to dispose of the amount distributed.

                                   ARTICLE VI
                                   ----------

                  1.  The  Depositor   agrees  to  provide  the  Custodian  with
information  necessary for the Custodian to prepare any reports  required  under
Section 408(i) of the Code and the related regulations.

                  2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

                                  ARTICLE VII
                                  -----------

                  Notwithstanding any other paragraph which may be added or incorporated in this Agreement, the provisions of Articles I through III and this sentence shall be controlling. Any additional paragraph that is not consistent with Section 408(a) of the Code and related regulations shall be invalid.

                                  ARTICLE VIII
                                  ------------

                  This Agreement shall be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made by the Custodian with the consent of the Depositor.

                                   ARTICLE IX
                                   ----------

                  1. ROLLOVER CONTRIBUTIONS. With respect to a rollover contribution described in Article I of this Agreement, the Custodian shall not accept any such contribution unless it is made in cash and/or in full and fractional shares of any series of the BB&K Fund Group ("Series").

                  2. INVESTMENTS. The Depositor shall direct the Custodian with respect to the investment of all contributions. However, such direction shall be limited to the purchase of full and fractional shares of any Series, in any manner in which such shares are being publicly offered. If any such direction
(a) is not received as required, or

(b) is received but, in the opinion of the Custodian, is unclear or cannot be executed by the Custodian, then all or a portion of the contribution may be held uninvested without liability for loss of income or appreciation and without liability for interest pending receipt of the direction or clarification thereof, or the contribution may be returned. .The Depositor shall direct the Custodian with respect to the sale or redemption of any asset held in the
Custodial Account, and the proceeds from such sale or redemption may be reinvested, at the direction of the Depositor, in the same manner as contributions under this paragraph 2.

                  3. DEPOSITOR'S ACCOUNT. More than one investment account may be opened for the Depositor, and separate investment accounts shall be opened with respect to each Series. These separate investment accounts, which together with any uninvested cash held under this Agreement shall constitute the Depositor's Custodial Account, are hereinafter individually referred to as the "Depositor's Account." The Custodial Account shall be created and held for the exclusive benefit of the Depositor and his or her beneficiaries.

                  4. INVESTMENT DISTRIBUTIONS. All dividends and other distributions received with respect to shares of each Series held in the Custodial Account shall be reinvested (unless received in additional shares of the Series) in full and fractional shares of the Series which generated the distribution and shall be credited to the Depositor's Account. Distributions received in the form of additional shares shall be credited to the appropriate Depositor's Account. If any dividend or distribution of a Series may be received, at the election of the shareholder, in additional shares or in cash or other property, the Custodian shall elect, on behalf of the Depositor, to receive such distribution in additional shares.

                  5. UNINVESTABLE OR UNDIRECTED AMOUNTS. All such amounts as may be credited to any Depositor's Custodial Account, but which cannot be invested in shares of a Series because of applicable minimum investment requirements and/or the absence of a controlling investment direction, shall be invested within a reasonable period of time in a short-term federally insured deposit account or with a bank or savings and loan association ("Deposit Account") pending receipt of further directions from the Depositor. Notwithstanding the foregoing, a balance of up to $50 of uninvested cash may be maintained in any Custodial Account for administrative convenience.

                  6. BENEFICIARIES. The "beneficiary or beneficiaries" referred to in Paragraph 2 of Article IV of this Agreement shall be that person or those persons designated by the Depositor in writing to the Custodian on such form as the Custodian may prescribe. If no beneficiary has been effectively designated, or if no designated beneficiary survives the Depositor, then the beneficiary shall be the Depositor's surviving spouse or, if none, the Depositor's estate.

                  7. NOTICES AND VOTING. The Custodian shall deliver to the Depositor all documents including reports, prospectuses, financial statements, proxies and proxy solicitation material Fund it receives relating to shares of a Series held in the Custodial Account. The Custodian shall not vote or exercise any other rights pertaining to any shares of a Series held in the Custodial Account except in accordance with the written instructions of the Depositor. The Custodian shall have no obligation to determine or to inquire into the existence of any such voting or other right or to exercise any such right except upon timely receipt of interest and appropriate written instruction of the Depositor.

                  8. FEES AND EXPENSES. The Depositor shall be charged by the Custodian for its services under this Agreement in accordance with its current posted fee schedule. The Custodian may substitute a different fee schedule at any time upon 30 days' notice in writing to the Depositor. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the Custodial Account, any transfer taxes and all sales charges incurred in connection with the investment and reinvestment of the assets of the Custodial Account, all other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to the Custodian) with respect to the Custodial Account, and the compensation of the Custodian shall be paid by the Depositor either from sums pai by the Depositor and designated for such purpose, from the amount of any contribution or distribution to be credited to any Custodial Account or, at the option of the Custodian, by the conversion of assets of the Custodial Account into cash sufficient to discharge such liability; but the Depositor shall remain liable for any deficiency. The Custodian may receive a service fee from a depository bank (provided such bank is not an affiliate of the Custodian) for any Deposit Account for necessary administrative services that the Custodian performs in establishing and maintaining records for such accounts.

                  9. CUSTODIAN'S DUTIES AND OBLIGATIONS. The Custodian shall be under no duty except for such duties as are specifically set forth in this Agreement. The Custodian shall have no duty (a) to ascertain whether a rollover contribution described in Article I of this Agreement is properly made in accordance with applicable provisions of the Code or any other retirement plan, account or arrangement; (b) to determine whether the amount of any contribution exceeds the limitation contained in Article I of this Agreement; (c) to determine or to maintain any records whatsoever with respect to the deductibility of any contribution made pursuant to this Agreement; (d) to ascertain whether a distribution requested by a Depositor violates the rules contained in Paragraph 1 of Article IV of this Agreement; (e) to make distributions in the form of an annuity contract under Article IV of this Agreement unless the premium for such contract is at least $5,000, (f) to ascertain the fact of disability under
Article V of this Agreement; (g) to review or make suggestions with regard to investment of the assets of the Custodial Account; or (h) to make or dispose of any investment held in the Custodial Account (except as permitted under Paragraph 8 of this Article IX) except in accordance with a written direction made by the Depositor in accordance with Paragraph 2, 4 or 5 of this Article IX. Whenever the Depositor is responsible for any direction, notice, warranty, representation or instruction under this Agreement, the Custodian shall be entitled to assume the truth of any statement made by the Depositor or believed to have been made by the Depositor, in connection therewith, and the Custodian shall be under no duty of further inquiry with respect thereto, and shall have no liability with respect to any action taken in reliance upon the truth of such statement. The Custodian shall have no duty to determine or to inquire into the existence of any voting, conversion, redemption, exchange or other right relating to any Series share and/or Deposit Account, it being understood that it is the Depositor's responsibility to make all such determinations and to enforce any and all such rights.

                  10. AMENDMENT. The Depositor hereby delegates to the Custodian the power to amend this Agreement, and the Depositor shall be deemed to have consented to any such amendment. The Depositor shall be furnished a copy of any such amendment. Notwithstanding the foregoing, the Custodian may not amend this Agreement in such manner as to permit or cause any assets of the Custodial Account to be diverted to purposes other than for the exclusive benefit of the Depositor and his or her beneficiaries, except to the extent that any such amendment is necessary to conform this Agreement to any .applicable law, governmental regulation or ruling or to satisfy the requirements of the Code.

                  11. TERMINATION. This Agreement shall terminate upon the complete distribution of the Custodial Account to the Depositor or to his or her beneficiaries or to a successor individual retirement account or annuity. The Custodian shall have the right to terminate this Custodial Account upon 90 days' notice in writing to the Depositor or, in the event of his or her death, to his or her beneficiaries. In such event, upon expiration of such period, the Custodian shall distribute the Depositor's Custodial Account (a) to such successor individual retirement account or annuity as the Depositor (or .his or her beneficiaries) shall designate, (b) in the absence of such direction, to the Depositor, or (c) in the event of his or her death, to the beneficiaries, as their interests shall appear.

                  12. RESIGNATION. The Custodian may resign at any time upon 90 days' notice in writing to the Depositor, and may be removed by the Depositor at any time upon 90 days' notice in writing to the Custodian. Upon such resignation or removal, the Depositor or the Custodian shall appoint a qualified successor custodian which shall be a bank, as defined in Section 408(n) of the Code, or another person who has satisfied the requirements of Section 408(n) of the Code and the regulations thereunder.

                  13. SUCCESSOR CUSTODIAN. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer and pay over to such successor the assets of the Depositor's Custodial Account and all records pertaining thereto. The Custodian is authorized, however, to reserve such sum of money or assets, as it may deem advisable for payment of all of its fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian with respect to the Custodial Account; and any balance of such reserve remaining after the payment of all such items shall be paid over to the successor custodian. If securities are retained for the aforesaid reasons, they may be disposed of in accordance with the provisions of Paragraph 8 of this Article IX. The successor custodian shall hold the assets paid over to it under terms, similar to those of this Agreement, that are consistent with Section 408(a) of the Code and the regulations thereunder.

                  14. FAILURE OF APPOINTMENT. It shall be a condition'of the removal of the Custodian that the Depositor shall have appointed a qualified successor custodian. In the event of the resignation of the Custodian and the failure to appoint a qualified successor, the Custodian may itself, unless it elects to terminate this Agreement pursuant to Paragraph 11 of this Article IX, appoint such successor, and treat the cost of such appointment as an expense under Paragraph 8 of this Article IX.

                  15. REQUIRED APPOINTMENT OF SUCCESSOR CUSTODIAN. Pursuant to the procedures described in Paragraphs 13 and 14 of this Article IX, the Depositor shall remove the Custodian and appoint a successor custodian upon notification by the Commissioner of Internal Revenue that the Custodian has failed to comply with the applicable requirements of the Section -1.401-12(n) of the Income Tax Regulations or is not keeping such records, making such returns or rendering such statements as are required by applicable Treasury Regulations or by forms prescribed by the Internal Revenue Service. If a successor custodian is appointed under this Paragraph 15, the Depositor shall no longer be a depositor under this Agreement.

                  16. AGENTS. The Custodian is authorized to hire one or more agents to perform certain of its duties under this Agreement, including persons affiliated with itself, and may allocate any portion of the compensation received by it (pursuant to Paragraph 8 of this Article IX) to any such agent in payment for such services. The Depositor hereby agrees that (a) the Custodian shall be the agent of the Depositor to perform duties conferred on it as directed by the Depositor, and (b) it is not intended that any fiduciary duties be conferred by implication or otherwise upon the Custodian under this Agreement.

                  17. NOTICES TO THE DEPOSITOR. Any notice sent from the Custodian to the Depositor shall be effective if sent by mail to the Depositor at his or her last address of record. If the Custodian is unable to make distributions to the Depositor or his or her beneficiary within two months after any such payment is due because the Custodian is unable to determine the whereabouts of such person by mailing to the last address of record, then the Custodian may sell or otherwise dispose of any of the assets in the Depositor's Custodial Account, with no liability to the Custodian and deposit the proceeds in a Deposit Account until the distribution can be made in accordance with this Agreement or the proceeds escheat to a governmental agency.

                  18. SOURCE OF BENEFITS. The Depositor hereby agrees that he or she shall look solely to the assets of his or her Custodial Account for the payment of any benefits to which he or she may become entitled under this Agreement.

                  19. PENALTIES. The Depositor hereby acknowledges his or her understanding that: (a) taxes and penalties may be imposed under the Code for
(i) excess contributions; (ii) distributions made before the Depositor dies, becomes disabled (as defined in Section 72(m) of the Code) or attains the age of 59-1/2, except in the case of rollovers or transfers to other retirement plans, accounts or arrangements in accordance with applicable provisions of the Code and the regulations and rulings thereunder; (iii) distributions which are less than the minimum required distribution under the Code. and (iv) overstatement by the Depositor of the amount of his or her nondeductible contributions to the Custodial Account or to any other individual retirement account or .annuity for any year;and (b) such taxes and penalties shall be paid by the Depositor.

                  20. INDEMNIFICATION. The Depositor agrees to indemnify and hold harmless the Custodian and any depository bank for any Deposit Account and their respective affiliates, agents, employees, successors and assigns, from and against any claim or liability arising in connection with the Depositor's Custodial Account, except in the case of gross negligence or willful misconduct.

                  21. GOVERNING LAWS. Except to the extent preempted by the Code or other applicable Federal law, this Agreement shall be governed by and construed and administered under the laws of the State of California.

                  22. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and enforced as if such provision had not been included.

                  23. CAPTIONS. The captions in this Agreement are solely for convenience and shall not affect the construction of any provision of this Agreement.

                  IN WITNESS WHEREOF, the Depositor and the Custodian, to evidence their acceptance of the terms and conditions of this Agreement, have duly executed the Application.

                                  INSTRUCTIONS
                                  ------------

A.       General Instructions
         --------------------

                  The above Agreement may be used by an individual who wishes to adopt as individual retirement account (IRA) pursuant to Section 408(a) of the Code. It is not to be filed with the Internal Revenue Service. When the Agreement and Application are fully executed by the Depositor and the Custodian not later than the time prescribed by law for filing the Federal income tax return for the Depositor's tax.year, the Depositor will have an individual retirement custodial account which meets the requirements of Section 408(a) of the Code. This IRA Custodial Account must be created in the
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United  States  for  the  exclusive  benefit  of the  Depositor  and  his or her beneficiaries. The Depositor's Social Security number will serve as the identification number of his or her individual retirement account. An employer identification number is not required for each individual retirement account, nor for a common fund created for individual retirement -accounts. For further information, refer to the disclosure statement or obtain Publication 590 ("Individual Retirement Arrangements (IRAs)") from your local Internal Revenue Service office.

B.       Spousal IRAs
         ------------

                  Contributions to an IRA Custodial Account for a non-working spouse must be contributed to a separate IRA Custodial Account established by the non-working spouse. IRS Form 5305-A may be used to establish the IRA custodial account maintained for the non-working spouse.

C.       Definitions
         -----------

                  Custodian. The Custodian of an IRA must be a bank or savings and loan association, as defined in Section 408(n) of the Code, or other person who has the approval of the Internal Revenue Service to act as custodian. Depositor. The Depositor is the person who establishes the account.

D.       Specific Instructions
         ---------------------

                  ARTICLE IV. Distributions made under this Article may be made in a single sum, periodic payment or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 70-1/2 to make sure the requirements of Section 408(a)(6) of the Code have been met. For example, if a Depositor elects distributions over a period permitted in (d) or
(e) of Article IV, the period may not extend beyond the life expectancy of the Depositor at age 70-1/2 (under option (d)) or the joint life and last survivor expectancy of the Depositor (at age 70-1/2) and the Depositor's spouse (under option (d)) or the joint life and last survivor expectancy of the Depositor (at age 70-1/2) and the Depositor's spouse (under option (e)). For this purpose, life expectancies must be determined by using the expected return multiples in
Section 1.72-9 of the Income Tax Regulations (26 CFR Part 1). The balance in the Custodial Account as of the beginning of each tax year, beginning on or after the date the Depositor reaches age 70-1/2, will be used in computing the payments described in (d) and (e) of Article IV. Article IV does not preclude a mode of distribution different from those described in (a) through (e) of Article
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
IV prior to the close of the tax year of the Depositor in which he or she reaches age 70-1/2.

                  ARTICLE IX. This article and any that follow it may incorporate additional provisions that are agreed upon by the Depositor and Custodian to complete the agreement. These may .include, for example: definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of Custodian, Custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the Depositor, etc.
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